SCHEDULE 14A INFORMATION

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Three-Five Systems, Inc.

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THREE-FIVE SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 3, 2002

         The Annual Meeting of Stockholders of Three-Five Systems, Inc., a Delaware corporation, will be held at 9:00 a.m., on Friday, May 3, 2002, at our corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, for the following purposes:

         1.     To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         2.     To approve an amendment to our Amended and Restated 1998 Stock Option Plan to increase the number of shares of our common stock reserved for issuance pursuant to the plan from 1,100,000 to 1,600,000.

         3.     To ratify the appointment of Arthur Andersen LLP as the independent auditors of our company for the fiscal year ending December 31, 2002, subject to the discretion of the company’s Board of Directors to select alternative auditors at any time.

         4.     To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

Sincerely,

/s/ Jeffrey D. Buchanan

Tempe, Arizona March 26, 2002	Jeffrey D. Buchanan Secretary

THREE-FIVE SYSTEMS, INC.
1600 North Desert Drive
Tempe, Arizona 85281

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

         The enclosed proxy is solicited on behalf of Three-Five Systems, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Friday, May 3, 2002 at 9:00 a.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our corporate headquarters, 1600 North Desert Drive, Tempe, Arizona.

         These proxy solicitation materials were first mailed on or about March 27, 2002 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

         Stockholders of record at the close of business on March 22, 2002, which we have set as the Record Date, are entitled to notice of and to vote at the meeting. On the Record Date, there were issued and outstanding 21,512,114 shares of our common stock, $0.01 par value per share.

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the seven persons receiving the largest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock of our company present in person or represented by proxy at the meeting and entitled to vote is required (i) for approval of the amendment to our Amended and Restated 1998 Stock Option Plan, and (ii) for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of our company for the year ending December 31, 2002, subject to the discretion of our Board of Directors to select alternative auditors at any time.

         Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

         When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of the nominees set forth in this proxy statement, (ii) “for” approval of the amendment of our Amended and Restated 1998 Stock Option Plan, and (iii) “for” the ratification of the appointment of Arthur Andersen LLP as the independent auditors of our company for the year ending December 31, 2002, subject to the discretion of our Board of Directors to select alternative auditors at any time.

Revocability of Proxies

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

         We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or telegram, without additional compensation.

Annual Report and Other Matters

         Our 2001 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

         We will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of our Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our company’s Secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

         Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors or stockholders. All directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.

         A board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position Held

David C. Malmberg	59	Chairman of the Board

Jack L. Saltich	58	President, Chief Executive Officer, and Director

Jeffrey D. Buchanan	46	Executive Vice President, Chief Financial Officer, Secretary, Treasurer, and Director

Kenneth M. Julien	47	Director

Thomas H. Werner	41	Director

David P. Chavoustie	58	Director

Murray A. Goldman	64	Director

         David C. Malmberg has been a director of our company since April 1993 and Chairman of the Board since April 1999. Mr. Malmberg is a private investor and management consultant. Before resigning in May 1994, Mr. Malmberg spent 22 years at National Computer Systems, Inc., including 13 years as its President and Chief Operating Officer. Mr. Malmberg serves as the Chairman of the Board of Kontron Mobile Computers, Inc. and as a member of the Board of Directors of PPT/Vision, Inc., both publicly held companies serving the education marketplace.

         Jack L. Saltich has been a director and the President and Chief Executive Officer of our company since July 1999. Mr. Saltich served as Vice President of Advanced Micro Devices from May 1993 until July 1999; as Executive Vice President of Applied Micro Circuits Corp. from January 1991 until March 1993; and as Vice President of VLSI from July 1988 until January 1991. Mr. Saltich held a variety of executive positions for Motorola from July 1971 until June 1988. These positions included serving as an Engineering Manager from May 1974 until January 1980, an Operation Manager from January 1980 until May 1982, a Vice President and Director of the Bipolar Technology Center from May 1982 until June 1986, and a Vice President and Director of the Advanced Product Research and Development Laboratory from June 1986 until June 1988. In February 2002, Mr. Saltich was elected to the Board of Directors of Immersion Corporation, located in San Jose, California.

         Jeffrey D. Buchanan has been a director and the Executive Vice President of our company since July 1998; Chief Financial Officer and Treasurer since June 1996; and Secretary since May 1996. Mr. Buchanan served as our Vice President – Finance, Administration, and Legal from June 1996 until July 1998 and as our Vice President – Legal and Administration from May 1996 until June 1996. Mr. Buchanan served from June 1986 until May 1996 as a business lawyer with O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, where his practice emphasized mergers and acquisitions, joint ventures, and taxation. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986. Mr. Buchanan is a member of the Arizona and Washington state bars and passed the certified public accounting examination in 1983.

         Kenneth M. Julien has been a director of our company since October 1996. Mr. Julien has served as President and a director of Julien Aerospace Systems, Inc., an aerospace parts supplier, since November 1996 and as Managing Director of Julien Investments LLC, a real estate development and lending company, since August 1994. Mr. Julien served as our Executive Vice President and Chief Operating Officer from August 1992 to April 1993; as Vice President, Chief Financial Officer, and Secretary of our company or one of our predecessors from May 1988 to August 1992; and as a director of our company or one of its predecessors from July 1987 to April 1993. Mr. Julien served as a Vice President and Chief Financial Officer of Cerprobe Corporation, a publicly held company engaged in the business of designing, manufacturing, and marketing semiconductor test equipment, from October 1983 to May 1988. Mr. Julien also served as a director of Cerprobe from February 1988 to June 1988. Mr. Julien is a certified public accountant, registered in Arizona.

         Thomas H. Werner has been a director of our company since March 1999. Mr. Werner has served as Chief Executive Officer of Silicon Light Machines, Inc., a subsidiary of Cypress Semiconductor, since June 2001. Mr. Werner was Vice President and General Manager for the Business Connectivity Group of 3Com Corporation from October 1998 until May 2001. Mr. Werner was Vice President of the Manufacturing Personal Communication Division of U.S. Robotics, which 3Com Corporation acquired in June 1997. Mr. Werner also served in various positions at Oak Frequency Control, a manufacturer of telecommunications components, most recently as President of the Networks Group, from February 1994 until January 1996.

         David P. Chavoustie has been a director of our company since January 2000. Mr. Chavoustie has served since April 1998 as Executive Vice President of Sales and Marketing of ASML, a manufacturer of lithography equipment used to manufacture semiconductors. From April 1992 until March 1998, Mr. Chavoustie held several positions with Advanced Micro Devices, Inc., a semiconductor company, including Vice President/General Manager Customer Specific Products Division, Vice President/General Manager Embedded Processor Division, and Vice President Worldwide Sales/Marketing – Vantis (a wholly owned subsidiary of AMD). From 1985 to 1992, Mr. Chavoustie held various positions with VLSI Technology, Inc., an ASIC semiconductor company, including Sales Director, Vice President Sales and Corporate Marketing, and Senior Vice President/General Manager ASIC Products. From 1974 to 1984, Mr. Chavoustie held various sales positions with Advanced Micro Devices, including area sales – Southeast United States, regional sales manager, and district sales manager – Upstate New York.

         Murray A. Goldman has been a director of our company since October 2000. Dr. Goldman has served as the Chairman of the Board of Directors of Transmeta since November 1998 and as Chief Executive Officer of Transmeta since October 2001. Dr. Goldman served as a business advisor to Transmeta from March 1997 to November 1998. From July 1969 to January 1997, Dr. Goldman was employed at Motorola, where he held a variety of positions, most recently as Executive Vice President and Assistant General Manager of the Semiconductor Products Sector. Dr. Goldman also serves on the boards of several privately held companies. Dr. Goldman holds a B.S. in electrical engineering from the University of Pittsburgh and an M.S. and a Ph.D. in electrical engineering from New York University.

         Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the pleasure of our Board of Directors. Messrs. Julien, Werner, and Goldman serve as the members of the Audit Committee of our Board of Directors, with Mr. Julien serving as the Chairman of the Audit Committee. Messrs. Malmberg, Werner, and Chavoustie serve as the Compensation Committee of our Board of Directors, with Mr. Malmberg serving as the Chairman of the Compensation Committee. Messrs. Malmberg, Julien, Werner, Goldman, and Chavoustie serve as members of the Nominating Committee, with Mr. Malmberg serving as the Chairman of the Nominating Committee.

Meetings and Committees of our Board of Directors

         Our bylaws authorize our Board of Directors to appoint among its members one or more committees consisting of one or more directors. Our Board of Directors has created four standing committees: an Audit Committee, a Compensation Committee, an Employee Committee, and a Nominating Committee. The primary purpose of the Audit Committee is to assist our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives. The Employee Committee meets on matters relating to stock options for our employees. The purpose of the Nominating Committee is to assist our Board of Directors in fulfilling its responsibility to nominate and approve qualified new members to the Board in accordance with our certificate of incorporation and bylaws.

         Our Board of Directors held a total of nine meetings during the fiscal year ended December 31, 2001. The Audit Committee met separately at three formal meetings during the fiscal year ended December 31, 2001. In addition, the Chairman of the Audit Committee held three quarterly review meetings with management and outside auditors. The Compensation Committee, the Employee Committee, and the Nominating Committee did not formally meet during the fiscal year ended December 31, 2001, but the Compensation Committee and the Employee Committee took action by unanimous consent during the fiscal year. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors of which he was a member.

Director Compensation and Other Information

         We pay each non-employee director an annual retainer fee in the amount of $15,000, plus $1,250 for each Board meeting attended and $500 for each committee meeting held on a day other than the same day as a Board meeting. Beginning in 1998, each non-employee director is required to receive two-thirds of his annual retainer fee in shares of our common stock pursuant to our Directors’ Stock Plan. See “Executive Compensation — Directors’ Stock Plan.” The non-executive Chairman of the Board and the non-executive Chairman of the Audit Committee each receive an extra $15,000 per year over the standard outside director compensation, with such $15,000 paid in cash immediately upon election each year after the annual stockholder meeting. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

         The terms of our Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors provide that each non-employee director will receive an automatic grant of options to acquire 5,000 shares of our common stock on the date of his or her first appointment or election to our Board of Directors. The 1994 Plan also provides for the automatic grant of options to purchase 2,000 shares of our common stock to non-employee directors at the time of the meeting of our Board of Directors held immediately following each annual meeting of stockholders.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

         The following table sets forth, for the periods indicated, the total compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer and our four most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for the fiscal year ended December 31, 2001.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation

				Awards

	Annual Compensation(1)			Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options (#)(2)	($)(3)

Jack L. Saltich	2001	$320,000	$0	140,000	$8,530

President, Chief Executive	2000	320,000	172,799	35,000	13,216

Officer, and Director	1999	141,538	128,977	400,002	262

Jeffrey D. Buchanan	2001	$210,000	$0	18,000	$3,362

Executive Vice President,	2000	202,693	87,563	60,000	5,316

Chief Financial Officer,	1999	190,000	148,770	—	4,957

Secretary, Treasurer, and Director

Dr. Carl E. Derrington	2001	$185,000	$0	18,000	$6,211

Vice President and Chief	2000	179,519	77,552	30,000	331

Manufacturing Officer	1999	120,723	79,617	80,002	179

Dr. Robert L. Melcher	2001	$200,000	$0	10,000	$11,177

Vice President and Chief	2000	200,000	80,000	—	45,217

Technology Officer	1999	36,923	19,938	120,002	—

Robert W. Harrison (4)	2001	$175,000	$0	6,000	$7,939

Vice President and Direct	2000	147,649	50,000	30,000	13,045

View Display Business Unit Manager

(1)	Certain executive officers also received certain perquisites, the value of which did not exceed 10% of the annual salary and bonus.

(2)	The exercise price of all stock options granted were equal to the fair market value of our common stock on the date of grant. Securities underlying options granted during fiscal 1999 have been adjusted to reflect the 4-for-3 split of our common stock during fiscal 1999 and the 3-for-2 split during fiscal 2000.

(3)	Amounts shown for fiscal 2001 include (a) matching contributions to our company’s 401(k) Plan earned in fiscal 2001, but not paid until fiscal 2002, in the amount of $5,100, $243, $5,100, and $5,100 on behalf of Messrs. Saltich, Buchanan, Melcher, and Harrison, respectively, (b) term life insurance premiums of $620, $216, $331, $951, and $144 paid by us on behalf of Messrs. Saltich, Buchanan, Derrington, Melcher, and Harrison, respectively, and (c) an Executive Benefits Package of $2,811, $2,903, $5,880, $5,127, and $2,695 on behalf of Messrs. Saltich, Buchanan, Derrington, Melcher, and Harrison, respectively.

(4)	Mr. Harrison became a Vice President and the Unit Manager of our Direct View Display Business in January 2001.

Option Grants

         The following table sets forth certain information with respect to stock options granted to the named executive officers during the fiscal year ended December 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable
	Individual Grants				Value at Assumed Annual
					Rates of Stock Price
	Number of	% of Total Options			Appreciation
	Securities	Granted to			for Option Term(2)
	Underlying Options	Employees in	Exercise Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)(1)	Date	5%	10%

Jack L. Saltich	140,000	26.15%	$20.43	2/12/2011	$1,797,600	$4,558,400

Jeffrey D. Buchanan	18,000	3.36%	$19.81	1/16/2011	224,100	568,440

Dr. Carl E. Derrington	18,000	3.36%	$19.81	1/16/2011	224,100	568,440

Dr. Robert L. Melcher	10,000	1.87%	$19.81	1/16/2011	124,500	315,800

Robert W. Harrison	6,000	1.12%	$19.81	1/16/2011	74,700	189,480

(1)	The options were granted at the fair value of our common stock on the date of grant and have ten-year terms.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

Option Exercises and Option Holdings

         The following table contains certain information with respect to options exercised during fiscal 2001 and options held by the named executive officers as of December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

					Value of Unexercised
			Number of Unexercised		In-the Money Options
	Shares		Options at Fiscal Year-End(#)		At Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jack L. Saltich	—	—	123,501	451,501	$908,408	$2,119,607

Jeffrey D. Buchanan	70,001	$723,985	57,001	76,001	354,857	90,309

Dr. Carl E. Derrington	—	—	46,001	82,001	61,470	227,561

Dr. Robert L. Melcher	—	—	28,119	94,002	90,543	270,486

Robert W. Harrison	—	—	6,000	60,000	54,420	217,680

(1)	Calculated based upon the December 31, 2001, New York Stock Exchange closing price of $15.91 per share, multiplied by the number of shares held, less the aggregate exercise price for such shares.

Recent Grants of Stock Options

         On February 8, 2002, our Board of Directors granted options to acquire 30,000, 25,000, 20,000, 12,000, and 15,000 shares of common stock at an exercise price of $12.25 per share to Messrs. Saltich, Buchanan, Derrington, Melcher, and Harrison, respectively.

Employment and Other Agreements

         We have no written employment contracts with our executive officers or directors. We do have, however, employment agreements or signed terms-and-conditions agreements with certain employees. We offer our employees medical, dental, life, and disability insurance benefits. Our executive officers and other key personnel are eligible to receive incentive bonuses and are eligible to receive stock options under our stock option plans.

401(k) Profit Sharing Plan

         On September 1, 1990, we adopted a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. Under the 401(k) Plan, all eligible employees may contribute through payroll deductions up to the maximum allowable under Section 402(g) of the Internal Revenue Code, which was $10,500 for calendar 2001. In addition, the 401(k) Plan provides that we may make matching and discretionary contributions in such amount as may be determined by our Board of Directors. We made matching contributions pursuant to the 401(k) Plan to the executive officers named in the summary compensation table of this proxy statement for 2001 in the amount of $15,543.

Stock Option Plans

         We currently have five stock option plans: the 1990 Incentive Stock Option Plan; the 1993 Stock Option Plan; the Amended and Restated 1994 Automatic Stock Option Plan for Non-Employee Directors; the 1997 Amended and Restated Stock Option Plan; and the Amended and Restated 1998 Stock Option Plan. The eligible persons under the 1990 Plan are key employees of our company. Eligible persons under the 1993 Plan include key personnel (including directors and executive officers), consultants, and independent contractors who perform valuable services for us or our subsidiaries. Persons who are employees of or consultants to us or our subsidiaries, other than directors, executive officers, and persons who own 10 percent or more of our common stock, are eligible to receive options granted under the 1997 Plan. Eligible persons under the 1998 Plan include employees of our company (including officers and directors) and independent contractors. Directors who are not employees receive automatic grants of stock options under the 1994 Plan, are eligible to receive options under the 1993 Plan and the 1998 Plan, but are not eligible under the 1990 Plan or the 1997 Plan.

         In conjunction with stockholder approval of the 1993 Plan, our Board of Directors terminated the 1990 Plan with respect to 170,909 options that were unissued as of the date that the 1993 Plan was adopted. There were 91,953 options issued but unexercised under the 1990 Plan as of March 22, 2002. If any option terminates or expires without having been exercised in full, stock not issued under such stock option will become available for reissuance under the 1990 Plan. The 1990 Plan expired May 1, 2000.

         Under the 1993 Plan, an aggregate of 770,909 shares of our common stock may be issued pursuant to options to acquire common stock, the direct granting of common stock, or the granting of stock appreciation rights. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1993 Plan. There were outstanding options to acquire 371,722 shares of our common stock under the 1993 Plan as of March 22, 2002. In addition, an aggregate of 750 shares of common stock has been directly granted under the 1993 Plan.

         Under the 1994 Plan, 100,000 shares of our common stock may be issued upon exercise of stock options automatically granted to non-employee directors of our company pursuant to the terms described in the section above entitled “Election of Directors — Director Compensation and Other Information.” Persons other than non-employee directors are not eligible to receive options granted pursuant to the 1994 Plan. There were outstanding options to acquire 30,260 shares of our common stock under the 1994 Plan as of March 22, 2002.

         An aggregate of 1,150,000 shares of our common stock may be issued upon exercise of options granted pursuant to the 1997 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1997 Plan. There were outstanding options to acquire 963,502 shares of our common stock under the 1997 Plan as of March 22, 2002.

         Our Board of Directors adopted the 1998 Plan on January 29, 1998, and our stockholders approved the 1998 Plan on April 23, 1998. Our Board of Directors adopted the Amended and Restated 1998 Stock Option Plan on January 28, 1999, and our stockholders approved the Amended and Restated 1998 Stock Option Plan on April 22, 1999. An aggregate of 1,100,000 shares of common stock may be issued upon exercise of options granted pursuant to the 1998 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will again be available for the purposes of the 1998 Plan. There were outstanding options to acquire 1,084,637 shares of our common stock under the 1998 Plan as of March 22, 2002. During February 2002, our Board of Directors amended the 1998 Plan to increase the number of shares that may be issued under the 1998 Plan to 1,600,000, subject to stockholder approval at the meeting. See “Proposal to Approve the Amendment to the Amended and Restated 1998 Stock Option Plan.”

         If any change in our common stock occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the 1990 Plan, 1993 Plan, 1994 Plan, 1997 Plan, and 1998 Plan, and the number of shares and exercise price per share of stock subject to outstanding options.

Directors’ Stock Plan

         On January 29, 1998, our Board of Directors adopted the Directors’ Stock Plan. Stockholder approval of the Directors’ Plan was not initially required because treasury shares were used to fund the Directors’ Plan. Our Board of Directors adopted the Amended and Restated Directors’ Stock Plan on January 27, 2000, and our stockholders approved the Amended and Restated Directors’ Stock Plan on April 27, 2000. Under the Directors’ Plan, we will issue to the non-employee members of our Board of Directors shares of common stock equal in value to two-thirds of the annual retainer fee paid to the non-employee directors in lieu of an equivalent amount of cash. The value of the shares of common stock issued under the Directors’ Plan will be based on the closing price of our common stock on the New York Stock Exchange on the last trading day prior to our annual meeting of stockholders. The shares are issued to the non-employee directors on the date of our annual meeting of stockholders to be held in each year. Participation in the Directors’ Plan by non-employee directors is mandatory. An aggregate of 30,000 shares of common stock may be issued under the Directors’ Plan. If any change in our common stock occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the Directors’ Plan, and the number of shares and exercise price per share of stock subject to outstanding options. As of March 22, 2002, 10,430 shares of our common stock were available for issuance under the Directors’ Plan.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31, 2001, our Compensation Committee consisted of Messrs. Malmberg, Werner, and Chavoustie. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

         The Compensation Committee of the Board of Directors of our company consists exclusively of independent, non-employee directors. The Committee is responsible for reviewing and recommending for approval by the Board of Directors compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The Committee generally reviews base salary levels for executive officers at the beginning of each fiscal year and recommends actual bonuses at the end of each fiscal year based upon individual executive performance and the performance of our company.

         David C. Malmberg is the Chairman of the Committee, and Thomas H. Werner and David P. Chavoustie are the Committee members.

Philosophy

         Our executive compensation program seeks to provide a level of compensation that is competitive with companies similar in both size and industry. The Committee obtains the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term company performance, as well as individual performance. The Committee uses its discretion to recommend executive compensation when, in its judgment, external, internal, or an individual’s circumstances warrant.

Compensation Program

         The primary components of executive compensation consist of base salary, executive health benefit and perquisite program, annual incentive bonuses, and stock option grants.

         Base Salary

         The Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of our company and conducts an informal evaluation of individual executive performance. The Committee, in conjunction with the Chief Executive Officer, makes final recommendations on any adjustments to the base salary for executives other than the Chief Executive Officer. The Committee’s evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective with no particular weight assigned to any one factor. The Committee recommended, and the Board of Directors approved, base salaries for fiscal 2001 in April 2001. Base salaries for the executive officers were not increased in 2001.

         Annual Incentive Bonuses

         Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of our company. The bonuses are calculated and paid out of the Management Incentive Compensation Plan, or MICP, which was approved by the Board of Directors in April 1997. The MICP is

intended to enhance and reinforce our company’s goals of profitable growth and a sound overall financial condition by making incentive compensation awards available to senior level management and key employees.

         The granting of such awards is based upon the achievement of company performance objectives and predefined individual performance objectives. Individual performance objectives are developed for every senior level manager and key employee early in each fiscal year. Upon the close of each fiscal year, executive management and the Committee conduct an assessment of individual performance achieved versus individual performance objectives. This assessment may include but not be limited to individual responsibility, performance, and compensation level. Simultaneously, the Board of Directors conducts an assessment of our company’s overall performance to date, which may include but not be limited to the achievement of sales, net income, and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

         For fiscal 2001, based on the Board’s assessment of our company’s overall performance in 2001, no bonus was awarded to any officer.

         Stock Option Grants

         Our company grants stock options periodically to U.S.-based employees and non-U.S.-based managers to provide additional incentive to work to maximize long-term total return to stockholders. Under each stock option plan, the Board of Directors is specified to act as the plan administrator, although the Board of Directors has authorized the Compensation Committee to make all recommendations to the Board of Directors regarding grants of options to senior officers of our company. In addition, with respect to grants of options to employees other than senior officers, the Board of Directors has delegated its administrative authority under the stock option plans to an Employee Committee, which consists of those Board members who are employees of our company. In general, stock options are granted to U.S.-based employees and non-U.S.-based managers at the onset of employment. If, in the opinion of the plan administrator, the outstanding service of an existing employee merits an increase in the number of options held, however, the plan administrator may elect to issue additional stock options to that employee. The vesting period on grants is generally four years for newly hired salaried employees. The vesting period on grants is three years for new hourly employees and for salaried employees who have been employed for two years or longer. The four-year vesting schedule is generally back loaded (with 50% vesting in the last year) in order to encourage optionholders to continue in the employ of our company. Three-year vesting schedules are evenly weighted, vesting 33-1/3% of the options each year. Certain officers may sometimes have longer vesting schedules. In 2001, the Board of Directors and the Employee Committee authorized the issuance of stock options to certain executive officers and other employees.

         Benefits

         Our company provides various employee benefit programs to executive officers, including medical, dental, life, and long-term disability insurance benefits, and a 401(k)-retirement savings plan. These benefits are generally available to all employees of our company. Our company also maintains an executive benefit program for our executive officers, through which our company pays a larger percentage of the costs than is paid on behalf of other employees. The executive benefit program also provides executive officers with annual physical examinations, salary continuation for short-term disability, tax and estate planning, and auto allowances.

         Chief Executive Officer Compensation

         The Committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of Jack L. Saltich, the Chief Executive Officer of our company. The Committee’s evaluation of Mr. Saltich’s base salary is subjective, with no particular weight assigned to any one factor. Mr. Saltich requested that the Committee not increase his base salary in 2001. Based on Mr. Saltich’s request and other factors, the Committee maintained Mr. Saltich’s annual base salary at $320,000 for the year 2001. Mr. Saltich’s base salary has remained at this same level since he joined us in 1999. Based upon the assessment of overall company performance in 2001, the Committee also determined that Mr. Saltich would receive no bonus in 2001. In February 2001, the Committee granted Mr. Saltich an option to purchase 140,000 shares of common stock in order to provide a long-term incentive program for Mr. Saltich. Consequently, those options were designed with three different vesting schedules, all of which extend beyond the typical vesting schedules of other employees and all of which are back-loaded: (1) options to purchase 50,000 shares with a six-year vesting schedule in which no options vest until the third-year anniversary of the grant date and in which 10% of the options vest in the third year, 20% of the options vest in the fourth year, 30% of the options vest in the fifth year, and 40% of the options vest in the sixth year; (2) options to purchase another 50,000 shares with an identical vesting schedule that is five years long and commences on the second anniversary date; and (3) options to purchase 40,000 shares with an identical vesting schedule that is four years long and commences on the first anniversary date.

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Our company currently intends to structure the performance-based portion of the compensation of executive officers in a manner that complies with Section 162(m).

         This report has been furnished by the Compensation Committee to the Board of Directors.

David C. Malmberg, Chairman Thomas H. Werner David P. Chavoustie

REPORT OF THE AUDIT COMMITTEE

         The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are “independent” of our company and management, as that term is defined in the New York Stock Exchange listing standards.

         The primary responsibility of the Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our company’s financial reporting process, including overseeing the financial reports and other financial information provided by our company to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our company’s systems of internal accounting and financial controls; and the annual independent audit of our company’s financial statements.

         Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

         In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors’ independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

         The Committee discussed with the independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Committee or the Chairman of the Committee met six times with management of our company and/or the auditors with respect to the company’s financial statements and audit or review procedures.

         Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC. The Committee and the Board of Directors also have recommended the selection of our company’s independent auditors. See “Ratification of Appointment of Independent Auditors.”

         The Board of Directors recently amended the written charter for the Audit Committee. The amendment formalizes the Committee’s mandate to review, evaluate, and wherever appropriate, replace its outside auditors. Under the amendment, the Committee has also instituted a requirement to solicit quotations from reputable accounting firms not less than once every five years. A copy of the amended charter is included as “Appendix A.”

         The report has been furnished by the Audit Committee to the Board of Directors.

Kenneth M. Julien, Chairman Thomas H. Werner Murray Goldman

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

         Except as noted below, based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2001, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that Mr. Robert Berube filed a late Form 5 covering one transaction; Mr. Buchanan filed a late Form 4 covering one transaction; Mr. Chavoustie filed a late Form 5 covering one transaction; Mr. Derrington filed a late Form 5 covering one transaction; and Mr. Harrison filed a late Form 3 covering his initial statement of beneficial ownership.

COMPANY PERFORMANCE GRAPH

         The following line graph compares cumulative total stockholder returns for the five years ended December 31, 2001 for (i) our common stock; (ii) the Standard and Poor’s SmallCap 600 Index; and (iii) the Standard and Poor’s Electrical Equipment Index. The graph assumes an investment of $100 on December 31, 1996. The calculations of cumulative stockholder return on the SmallCap 600 and the Electrical Equipment Index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock on March 22, 2002, except as indicated, by (1) each director, each director nominee, and each named officer of our company, (2) all directors and named officers of our company as a group, and (3) each person known by us to own more than five percent of our common stock.

	Shares Beneficially Owned

Name of Beneficial Owner	Number(1)	Percent(2)

Directors and Executive Officers:

Jack L. Saltich(3)	136,001	*

Jeffrey D. Buchanan(4)	136,562	*

Dr. Carl E. Derrington(5)	147,602	*

Robert L. Melcher(6)	36,000	*

David C. Malmberg(7)	61,568	*

Kenneth M. Julien(8)	15,967	*

Robert W. Harrison(9)	8,037	*

Thomas H. Werner(10)	8,561	*

David P. Chavoustie(11)	5,549	*

Murray A. Goldman(12)	7,183	*

All directors and named officers as a group (ten persons)	563,030	2.6%

5% Stockholders:

OppenheimerFunds, Inc.(13)	3,200,000	14.9%

John Hancock Advisers, LLC(14)	1,395,730	6.5%

Systematic Financial Management, L.P.(15)	1,397,036	6.5%

Firsthand Capital Management, Inc.(16)	1,095,100	5.1%

*	Less than 1% of the outstanding shares of common stock

(1)	Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. Also includes shares of common stock that the identified person had the right to acquire within 60 days of March 22, 2002 by the exercise of vested stock options.

(2)	The percentages shown include the shares of common stock that the person will have the right to acquire within 60 days of March 22, 2002. In calculating the percentage of ownership, all shares of common stock which the identified person will have the right to acquire within 60 days of March 22, 2002 upon the exercise of vested stock options are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Includes 127,501 shares of common stock issuable upon exercise of vested stock options and 8,500 shares of common stock held by Jack L. Saltich and Pamela C. Saltich, Trustee of Saltich Trust U/A dated 12/17/91.

(4)	Includes 88,602 shares of common stock issuable upon exercise of vested stock options and 330 shares held in Mr. Buchanan’s accounts under our 401(k) plan.

(5)	Includes 98,602 shares of common stock issuable upon exercise of vested stock options and 400 shares of common stock held by Dr. Derrington as custodian for his minor child and 48,600 shares of common stock held by the Derrington Family Trust.

(6)	Includes 28,119 shares of common stock issuable upon exercise of vested stock options.

(7)	Includes 12,756 shares of common stock issuable upon exercise of vested stock options.

(8)	Includes 1,398 shares of common stock held by Mr. Julien as custodian for his minor children and 8,754 shares of common stock issuable upon exercise of vested stock options.

(9)	Includes 6,000 shares of common stock issuable upon exercise of vested stock options and 979 shares held in Mr. Harrison’s account under our 401(k) plan.

(10)	Includes 5,751 shares of common stock issuable upon exercise of vested stock options.

(11)	Includes 4,750 shares of common stock issuable upon exercise of vested stock options.

(12)	Includes 2,333 shares of common stock issuable upon exercise of vested stock options.

(13)	The information is as reported on Schedule 13G as filed February 11, 2002. The address of OppenheimerFunds, Inc. is 498 Seventh Avenue, New York, New York 10048. The address of Oppenheimer Global Growth Income Fund is 6803 S. Tucson Way, Englewood, Colorado 80112. OppenheimerFunds, Inc. has shared investment power with respect to such shares and Oppenheimer Global Growth & Income Fund has sole voting and shared disposition power with respect to such shares.

(14)	The information is as reported on Schedule 13G as filed on February 13, 2002. The address of John Hancock Advisers, LLC is 101 Hunington Avenue, Boston, Massachusetts 02199. John Hancock Advisers, LLC has sole voting and dispositive power with respect to such shares.

(15)	The information is as reported on Schedule 13G as filed on February 14, 2002. The address of Systematic Financial Management, L.P. is Glenpointe East, 7th Floor, 300 Frank W. Burr Blvd., Teaneck, New Jersey 07666. Systematic has shared voting and sole dispositive power with respect to such shares.

(16)	The information is as reported on Schedule 13G as filed on March 12, 2002. The address of Firsthand Capital Management, Inc. is 125 South Market, Suite 1200, San Jose, California 95113. Firsthand has sole voting and dispositive power with respect to such shares.

CERTAIN TRANSACTIONS

         In January 2001, we loaned Jeffrey D. Buchanan $409,116 for the exercise of stock options that were about to expire. The loan provided Mr. Buchanan the necessary funds to exercise the options, without having to sell the underlying shares. Unlike the ten-year term of our usual stock options, we had issued these options in 1996 with a five-year expiration term. Mr. Buchanan exercised options to acquire 70,000 shares at a price of $5.85 per share. Mr. Buchanan executed a promissory note in connection with the loan. The note was due January 2, 2003 and bore interest at a rate of LIBOR plus 1.5 percentage points, compounded annually. Under a divorce settlement, Mr. Buchanan subsequently transferred 35,000 of such shares to his former spouse, and in connection therewith, his former spouse assumed one-half of his obligations under the note. Subsequent to the transfer, Mr. Buchanan sold 35,000 of such shares and used the proceeds of the sale to repay in full his remaining obligations under the note.

PROPOSAL TO APPROVE THE AMENDMENT TO THE AMENDED AND
RESTATED 1998 STOCK OPTION PLAN

         Our Board of Directors has approved a proposal to amend our Amended and Restated 1998 Stock Option Plan, subject to approval by our stockholders. See "Executive Compensation -Stock Option Plans" for a description of the material terms of the 1998 Plan.

         The 1998 Plan is intended to attract, retain, and motivate directors, employees, and independent contractors who provide valuable services to our company by providing them with the opportunity to acquire a proprietary interest in our company and to link their interests and efforts to the long-term interests of our stockholders. Currently, the 1998 Plan authorizes the issuance of 1,100,000 shares. As of December 31, 2001, under the 1998 Plan, we had issued an aggregate of 28,368 shares of common stock upon exercise of options granted pursuant to the plan; there were outstanding options to acquire 981,638 shares of common stock; and there were 89,994 shares available for grant. In February 2002, we granted options to purchase 102,000 shares of common stock to our named executive officers. Our Board of Directors has determined that an increase in the number of shares available for issuance under the 1998 Plan is necessary to provide a sufficient number of shares to cover our February 2002 grants and to enable us to continue to attract, retain, and motivate directors, employees, and independent contractors by making additional shares available for grant under the 1998 Plan. Accordingly, during February 2002, our Board of Directors amended the 1998 Plan to increase the number of shares authorized under the 1998 Plan to 1,600,000 shares. Under the proposal, the number of remaining shares available for grant under the 1998 Plan would increase to 589,994. Our Board of Directors believes it is in the best interests of our company to amend the 1998 Plan. Accordingly, our Board of Directors recommends a vote "FOR" the proposal to amend the 1998 Plan.

Reasons for and Effect of the Proposed Amendment

         Our Board of Directors believes that the approval of the proposed amendment to the 1998 Plan is necessary to achieve the purposes of the 1998 Plan and to promote the welfare of our company and our stockholders generally. As described above, if the proposal is not approved by the stockholders, we will have no shares available for grant under the 1998 Plan, which means we will be unable to grant equity compensation to our officers, directors, and key employees for the next few fiscal years. In addition, certain options that have already been granted would be cancelled. Our Board of Directors also believes that the proposed amendment to the 1998 Plan will aid us in attracting and retaining officers and key employees and motivating such persons to exert their best efforts on behalf of our company. In addition, we expect that the proposed amendment will further strengthen the identity of interests of our officers and key employees with that of our stockholders.

Ratification by Stockholders of the Amendment to the 1998 Plan

         Approval of the amendment to the 1998 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy at the meeting. In the event that the amendment to the 1998 Plan is not approved by the stockholders, the 1998 Plan will remain in effect as previously adopted. In addition, certain options that have already been granted would be cancelled.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Our Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2002 and recommends that stockholders vote in favor of the ratification of such appointment. The ratification is non-binding, and the directors will have the right to reconsider the appointment at any time. Our Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

         The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining Arthur Andersen LLP’s independence.

Audit Fees

         The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2001 and for the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $183,487. In addition, Arthur Andersen LLP billed us $65,487 in audit-related work, including overseas statutory audits and work performed in connection with registration statements.

Financial Information Systems Design and Implementation Fees

         Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2001.

All Other Fees

         Arthur Andersen LLP billed us an aggregate of $549,495 for other professional services rendered to us for the year ended December 31, 2001, related to the following:

•	tax compliance, tax consulting, and preparation of tax returns for a total of $381,373; and

•	due diligence, tax, and audit-related work with respect to potential acquisitions for a total of $168,122.

DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

         In order to be included in the proxy statement and form of proxy relating to our annual meeting of stockholders to be held during calendar 2003, stockholder proposals that are intended to be presented by stockholders must be received at our principal executive offices (i) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting, and (ii) with respect to any other annual meeting of stockholders, on or before the close of the business on the fifteenth day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting such meeting.

         Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2003, except in circumstances where (i) we receive notice of the proposed matter within the time periods described in the paragraph above and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

         We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: March 26, 2002

APPENDIX A

THREE-FIVE SYSTEMS, INC. AUDIT COMMITTEE CHARTER
Dated as of February 8, 2002

I. PURPOSE

         1.1 There shall be a committee of the Board of Directors of Three-Five Systems, Inc. (the “Company”), known as the Audit Committee (the “Committee”). The primary purpose of the Committee is to assist the Company’s Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the Company’s systems of internal accounting and financial controls; and the annual independent audit of the Company’s financial statements.

         1.2 In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. If necessary, the Committee is authorized to retain outside counsel auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company’s stockholders; accordingly, the outside auditors are ultimately accountable to the Board and the Committee.

         1.3 The Committee shall review the adequacy of this Charter on an annual basis.

II. MEMBERSHIP

         2.1 The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition shall meet all requirements of the Audit Committee Policy of the New York Stock Exchange.

         2.2 Accordingly, all of the members must be directors:

(a) who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

(b) who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

         2.3 The members of the Committee should be elected by the Board of Directors at its quarterly meeting held on or near the Corporation’s annual meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. KEY RESPONSIBILITIES

         3.1 The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors have more time, knowledge and more detailed information regarding the Company than do the Committee members. Consequently, in discharging its oversight responsibilities, the Committee is not providing any experts or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

         3.2 While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s policies.

         3.3 The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

(a) The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of
               Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of
Auditing Standards (“SAS”) No. 61.

(b) As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s Quarterly Reports on Form 10-Q to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. Such review shall occur prior to the filing of the Company’s Quarterly Reports on Form 10-Q.

         3.4 The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

         3.5 The Committee shall:

(a) request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

(b) discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors’ independence; and

(c) recommend that the Board take appropriate action in response to the outside auditors’ report to satisfy the auditors’ independence.

         3.6 The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, wherever appropriate, replace the outside auditors. The Committee will review and evaluate the performance and status of the auditors on an ongoing basis each year. In addition, regardless of the adequacy of the existing auditor’s performance, the Committee shall solicit formal quotations from other national accounting firms not less than approximately once every five years.

Adopted on the 8th day of February 2002 by the Board of Directors of Three-Five Systems, Inc.

By:	/s/ George A. Pisaruk
George A. Pisaruk, Assistant Secretary

THREE-FIVE SYSTEMS, INC.

DETACH PROXY CARD HERE

☐	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒	Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below.	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.	☐ *EXCEPTIONS

Nominees:  David C. Malmberg, Jack L. Saltich, Jeffrey D. Buchanan, Kenneth M. Julien, Thomas H. Werner, David P. Chavoustie, and Murray A. Goldman

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provide below.)

* Exceptions

To make comments, mark here.  ☐

2.	Proposal to adopt the Company’s Amended and Restated 1998 Stock Option Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company subject to the discretion of the Company’s Board of Directors to select alternative auditors at any time.

☐ FOR	☐ AGAINST	☐ ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To change your address, please mark this box.  ☐

THREE-FIVE SYSTEMS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of THREE-FIVE SYSTEMS, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 26, 2002, and hereby appoints Jack L. Saltich and Jeffrey D. Buchanan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company, to be held on Friday, May 3, 2002, at 9:00 a.m., local time, at the Company's corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR adoption of the Company's Amended and Restated 1998 Stock Option Plan; FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

     A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

                                                                                                 THREE-FIVE SYSTEMS, INC.
                                                                                                 P.O. BOX 11227
                                                                                                 NEW YORK, N.Y. 10203-0227